                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST: Pursuant to the authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporation has (1) duly established a new series of shares titled New Opportunities II Fund for the
Corporation's stock and has allocated Three Hundred Million (300,000,000) shares of the Eleven Billion One Hundred Million (11,100,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for the aggregate par value of Six Million Dollars ($3,000,000) to the new series and
(2) duly established a new class of shares titled C for five (5) of the sixteen
(16) series of the capital stock of the Corporation. As a result of the action taken by the Board of Directors referenced in Article FIRST of these Articles
Supplementary, the sixteen (16) series (hereinafter referred to as "Series") of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                     Aggregate
Series                                        No. of Shares          Par Value
------                                        -------------          ---------
Growth Fund                                   1,000,000,000        $10,000,000
Select Fund                                     500,000,000          5,000,000
Ultra Fund                                    4,000,000,000         40,000,000
Vista Fund                                    1,000,000,000         10,000,000
Heritage Fund                                   500,000,000          5,000,000
Giftrust Fund                                   200,000,000          2,000,000
Balanced Fund                                   200,000,000          2,000,000
Bond Fund                                       200,000,000          2,000,000
Limited-Term Bond Fund                          200,000,000          2,000,000
Intermediate-Term Bond Fund                     200,000,000          2,000,000
New Opportunities Fund                          200,000,000          2,000,000
High-Yield Fund                                 200,000,000          2,000,000
Tax-Managed Value Fund                          200,000,000          2,000,000
Veedot Fund                                     300,000,000          3,000,000
Veedot Large-Cap Fund                           300,000,000          3,000,000
New Opportunities II Fund                       300,000,000          3,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the
Series in Article FIRST above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the sixteen
(16) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                                    Aggregate
Series Name                           Class Name              No. of Shares         Par Value
-----------                           ----------              -------------         ---------
Growth Fund                           Investor                  710,000,000        $7,100,000
                                      Institutional              80,000,000           800,000
                                      Service                             0                 0
                                      Advisor                   210,000,000         2,100,000
                                      C                         100,000,000         1,000,000

Select Fund                           Investor                  360,000,000         3,600,000
                                      Institutional              40,000,000           400,000
                                      Service                             0                 0
                                      Advisor                   100,000,000         1,000,000

Ultra Fund                            Investor                3,500,000,000        35,000,000
                                      Institutional             200,000,000         2,000,000
                                      Service                             0                 0
                                      Advisor                   300,000,000         3,000,000
                                      C                         100,000,000         1,000,000

Vista Fund                            Investor                  710,000,000         7,100,000
                                      Institutional              80,000,000           800,000
                                      Service                             0                 0
                                      Advisor                   210,000,000         2,100,000
                                      C                         100,000,000         1,000,000

Heritage Fund                         Investor                  354,000,000         3,540,000
                                      Institutional              41,000,000           410,000
                                      Service                             0                 0
                                      Advisor                   105,000,000         1,050,000
                                      C                         100,000,000         1,000,000

Giftrust Fund                         Investor                  200,000,000         2,000,000

Balanced Fund                         Investor                  134,000,000         1,340,000
                                      Institutional              16,000,000           160,000
                                      Service                             0                 0
                                      Advisor                    50,000,000           500,000

Bond Fund                             Investor                150,000,000           1,500,000
                                      Service                           0                   0
                                      Advisor                  50,000,000             500,000

Limited-Term Bond Fund                Investor                150,000,000           1,500,000
                                      Service                           0                   0
                                      Advisor                  50,000,000             500,000

                                                                                    Aggregate
Series Name                           Class Name             No. of Shares          Par Value
-----------                           ----------             -------------          ---------
Intermediate-Term Bond Fund           Investor                150,000,000           1,500,000
                                      Service                           0                   0
                                      Advisor                  50,000,000             500,000

New Opportunities Fund                Investor                200,000,000           2,000,000

High Yield Fund                       Investor                100,000,000           1,000,000
                                      Advisor                 100,000,000           1,000,000
                                      C                       100,000,000           1,000,000

Tax-Managed Value Fund                Investor                134,000,000           1,340,000
                                      Institutional            16,000,000             160,000
                                      Advisor                  50,000,000             500,000

Veedot Fund                           Investor                200,000,000           2,000,000
                                      Institutional            50,000,000             500,000
                                      Advisor                  50,000,000             500,000

Veedot Large-Cap Fund                 Investor                200,000,000           2,000,000
                                      Institutional            50,000,000             500,000
                                      Advisor                  50,000,000             500,000

New Opportunities II Fund             Investor                250,000,000           2,500,000
                                      Institutional            50,000,000             500,000

         THIRD: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles
Supplementary.

         SIXTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article FIRST, and dividing the Series of capital stock of the
Corporation into Classes as set forth in Article SECOND.

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 5th day of March, 2001.

                                           AMERICAN CENTURY MUTUAL
                                           FUNDS, INC.
ATTEST:

/*/Janet A. Nash                           By:/*/David C. Tucker
--------------------------------------        -----------------------------------
Name:  Janet A. Nash                          Name:  David C. Tucker
Title:    Assistant Secretary                 Title:    Senior Vice President

         THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY MUTUAL FUNDS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  March 5, 2001                       /*/David C. Tucker
                                            --------------------------------------
                                            David C. Tucker, Senior Vice President